Exhibit 99.1

FOR IMMEDIATE RELEASE

August 10, 2023

Peter Poli

Chief Financial Officer

peter.poli@trackgrp.com

Track Group Reports 3rd Quarter Fiscal 2023 Financial Results

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQB: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal quarter ended June 30, 2023 (“Q3 FY23”). In Q3 FY23, the Company posted (i) total revenue of $8.7 Million (“M”), a decrease of approximately 3% over total revenue of $9.0M for the quarter ended June 30, 2022 (“Q3 FY22”); (ii) Q3 FY23 operating loss of ($0.3M) compared to Q3 FY22 operating loss of ($0.5M); and (iii) net loss attributable to common shareholders of ($0.7M) in Q3 FY23 compared to a net loss attributable to common shareholders of ($3.6M) in Q3 FY22.

“While a relatively steady period of performance, the quarter ending June 30, 2023 saw improvements in revenue, adjusted EBITDA, operating loss and net loss attributable to common shareholders compared to Q2 of FY23.  Among the 10 contracts awarded to Track Group this fiscal year, in Q3 we began mobilization planning for a newly awarded statewide pretrial contract estimated at $1.6M in annual revenue with a $15M budget over a 5-year term. Track Group continues to be seen as a leader in high-risk offender and defendant monitoring and supporting services. As this new program and others like it begin to roll out, we anticipate that the Company will continue to grow both revenue and operating income for the remainder of FY23.” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●

Total Q3 FY23 revenue of $8.7M was down 3% compared to Q3 FY22 revenue of $9.0M. Revenue for the nine months ended June 30, 2023 (“9M FY23”) of $25.9M was also down approximately 8% compared to revenue of $28.1M for the nine months ended June 30, 2022 (“9M FY22”). The drop in revenue was driven principally by fluctuations in court proceedings where active devices are assigned to customers in Illinois and California, partially offset by an increase in monitoring revenues for customers in Indiana and Louisiana.

●

Gross profit of $3.7M in Q3 FY23 was down approximately 8% compared to Q3 FY22 gross profit of $4.0M. Gross profit for the 9M FY23 was $11.6M compared to gross profit of $13.3M for 9M FY22, due to a decline in revenue of approximately $2.2M, partially offset by a decrease in communication services and monitoring center costs.

●	An operating loss in Q3 FY23 of ($0.3M) improved nominally compared to an operating loss of ($0.5M) in Q3 FY22. An operating loss for the 9M FY23 of ($1.3M) compared to operating income of $0.1M in 9M FY22. The decline of approximately $1.3M in operating income for 9M FY23 is attributable to the decline in gross profit offset by a decrease of approximately 3% in operating expenses.

●	Adjusted EBITDA for Q3 FY23 was $1.1M, compared to $1.3M for Q3 FY22. Adjusted EBITDA for 9M FY23 was $2.8M compared to the Adjusted EBITDA for 9M FY22 of $5.3M, a decrease of $2.4M due to the drop in revenue, gross profit offset by a decrease in certain operating expenses. Adjusted EBITDA for 9M FY23 as a percentage of revenue declined to 10.9%, compared to 18.8% for 9M FY22 for the same reasons.

●	Cash balance was $3.8M on June 30, 2023, compared to $5.3M on September 30, 2022. The decrease in cash was due to an increase in net cash provided by operating activities of approximately $3M offset by purchases of monitoring equipment and the repayment of debts.

●	Net loss attributable to common shareholders in Q3 FY23 was ($0.7M) compared to net loss attributable to shareholders of ($3.6M) in Q3 FY22. Net loss attributable to common shareholders for the 9M FY23 was ($2.1M), compared to net loss of ($3.5M) for the 9M FY22. This decrease in net loss is primarily due to positive currency exchange rate movements and a litigation settlement of $1.6M recorded in the third quarter of 2022, partially offset by lower operating income and a vendor forgiving $0.6M of accrued expenses in 2022.

Business Outlook

Now that the 3G swap out in the U.S. is complete, Track Group remains confident that our continued focus on account retention and growth in both existing and net new customers will generate results in the second half of calendar 2023. As a result, the Company’s revised outlook for FY23 is as follows:

	Actual		Revised Outlook
	FY 2021	FY 2022	FY 2023
Revenue:	$39.7M	$37.0M	$34-36M

Adjusted EBITDA Margin:	25.9%	18.0%	12-14%

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQB exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2022, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	September 30,
	2023	2022
Assets
Current assets:
Cash	$3,814,518	$5,311,104
Accounts receivable, net of allowance for doubtful accounts of $121,221 and $102,570, respectively	4,343,221	6,236,555
Prepaid expense and deposits	690,102	769,006
Inventory, net of reserves of $3,772 and $0, respectively	1,276,388	1,053,245
Other current assets	-	284,426
Total current assets	10,124,229	13,654,336
Property and equipment, net of accumulated depreciation of $1,916,715 and $1,829,588, respectively	130,141	170,329
Monitoring equipment, net of accumulated depreciation of $6,214,911 and $5,950,639, respectively	5,473,207	3,624,101
Intangible assets, net of accumulated amortization of $16,852,155 and $14,804,269, respectively	14,681,500	15,661,417
Goodwill	7,970,956	8,061,002
Other assets	2,849,055	3,509,655
Total assets	$41,229,088	$44,680,840

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,724,957	$2,858,915
Accrued liabilities	2,169,972	3,042,443
Current portion of long-term debt	462,577	456,681
Total current liabilities	5,357,506	6,358,039
Long-term debt, net of current portion	42,798,575	42,979,243
Long-term liabilities	291,477	398,285
Total liabilities	48,447,558	49,735,567

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,863,758 and 11,863,758 shares outstanding, respectively	1,186	1,186
Preferred stock, $0.0001 par value: 20,000,000 shares authorized; 0 shares outstanding	-	-
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,576,531	302,437,593
Accumulated deficit	(308,364,947)	(306,218,889)
Accumulated other comprehensive loss	(1,431,240)	(1,274,617)
Total equity (deficit)	(7,218,470)	(5,054,727)
Total liabilities and stockholders’ equity (deficit)	$41,229,088	$44,680,840

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue:
Monitoring and other related services	$8,539,023	$8,836,622	$25,007,832	$27,148,837
Product sales and other	158,555	137,460	853,485	905,020
Total revenue	8,697,578	8,974,082	25,861,315	28,053,857

Cost of revenue:
Monitoring, products and other related services	4,211,807	4,200,635	11,835,327	12,284,432
Depreciation and amortization included in cost of revenue	821,915	809,234	2,438,649	2,465,998
Total cost of revenue	5,033,722	5,009,869	14,273,976	14,750,430

Gross profit	3,663,856	3,964,213	11,587,339	13,303,427

Operating expense:
General & administrative	2,228,545	2,734,162	7,852,864	8,003,178
Selling & marketing	717,246	778,656	2,215,588	2,197,237
Research & development	750,124	583,492	2,046,701	1,799,821
Depreciation & amortization	247,083	400,062	742,366	1,231,634
Total operating expense	3,942,998	4,496,372	12,857,519	13,231,870

Operating income (loss)	(279,142)	(532,159)	(1,270,180)	71,557

Other income (expense):
Interest expense, net	(430,824)	(450,582)	(1,251,349)	(1,390,318)
Currency exchange rate gain	418,011	(750,124)	972,953	(460,033)
Other income, net	-	(1,593,099)	-	(959,628)
Total other income (expense)	(12,813)	(2,793,805)	(278,396)	(2,809,979)
Income (loss) before income tax	(291,955)	(3,325,964)	(1,548,576)	(2,738,422)
Income tax expense	405,229	279,095	597,482	719,718
Net income (loss) attributable to common shareholders	(697,184)	(3,605,059)	(2,146,058)	(3,458,140)
Foreign currency translation adjustments	(402,454)	(527,431)	(156,622)	(530,204)
Comprehensive income (loss)	$(1,099,638)	$(4,132,490)	$(2,302,680)	$(3,988,344)

Net income (loss) per share – basic:
Net income (loss) per share	$(0.06)	$(0.31)	$(0.18)	$(0.30)
Weighted average shares outstanding	11,863,758	11,566,869	11,863,758	11,546,673

Net income (loss) per share – diluted:
Net income (loss) per share	$(0.06)	$(0.31)	$(0.18)	$(0.30)
Weighted average shares outstanding	11,863,758	11,566,869	11,863,758	11,546,673

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA JUNE 30 (UNAUDITED)

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$(697)	$(3,605)	$(2,146)	$(3,458)
Interest expense, net	431	450	1,251	1,390
Depreciation and amortization	1,069	1,210	3,181	3,698
Income tax expense (1)	405	279	598	720
Board compensation and stock-based compensation	76	169	314	319
Currency exchange rate gain	(418)	750	(973)	460
Settlement of litigation	-	1,600	-	1,600
Gain on forgiveness of accrued vendor expense	-	-	-	(633)
Other charges, net (2)	229	478	598	1,170
Non-GAAP Adjusted EBITDA	$1,095	$1,331	$2,823	$5,266
Non-GAAP Adjusted EBITDA, percent of revenue	12.6%	14.8%	10.9%	18.8%

Non-GAAP earnings per share - Basic
Weighted average common shares outstanding	11,863,758	11,566,869	11,863,758	11,546,673
Non-GAAP earnings per share	$0.09	$0.12	$0.24	$0.46

Non-GAAP earnings per share - Diluted
Weighted average common shares outstanding	11,863,758	11,566,869	11,863,758	11,546,673
Non-GAAP earnings per share	$0.09	$0.12	$0.24	$0.46

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.